
                            PARTICIPATION AGREEMENT


                                     among


                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                         SEI INSURANCE PRODUCTS TRUST

                    SEI INVESTMENTS MANAGEMENT CORPORATION

                                      and

                     SEI INVESTMENTS DISTRIBUTION COMPANY







                           Dated as of April 5, 2000

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                               TABLE OF CONTENTS

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                                                                                       Page
ARTICLE I. Sale and Redemption of Trust Shares.......................................   2

ARTICLE II. Representations and Warranties...........................................   4

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting......   6

ARTICLE IV. Sales Material, Information and Notifications............................   8

ARTICLE V. Potential Conflicts.......................................................   9

ARTICLE VI. Indemnification..........................................................  11

ARTICLE VII. Applicable Law and Venue................................................  16

ARTICLE VIII. Termination............................................................  17

ARTICLE IX. Notices..................................................................  19

ARTICLE X. Miscellaneous.............................................................  19

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     THIS AGREEMENT, dated as of the 5/th/ day of April, 2000, by and among THE
LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Company"), an Indiana life insurance company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as an "Account"), SEI INSURANCE PRODUCTS TRUST (the "Trust"), a Massachusetts business trust, SEI INVESTMENTS MANAGEMENT CORPORATION (the "Adviser"), a Delaware corporation, and SEI INVESTMENTS DISTRIBUTION COMPANY (the "Underwriter"), a Delaware corporation.

     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for variable life insurance policies and variable annuity contracts and (ii) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans"); and

     WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their variable life insurance policies and/or variable annuity contracts may enter into participation agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and

     WHEREAS, shares of the Trust are divided into several series of shares, each representing an interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement (each such series hereinafter referred to as a "Fund"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and serves as investment adviser to the Funds; and

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated November 15, 1999 (File No. 812-11722), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by (i) separate accounts of both affiliated and unaffiliated life insurance companies offering variable life insurance policies and variable annuity contracts, (ii) Qualified Plans, and (iii) the Adviser or any of its affiliates (the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

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     WHEREAS, the Underwriter is registered as a broker-dealer under the
Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and

     WHEREAS, each Account is a duly organized, validly existing separate account, established by resolution or under authority of the Board of Directors of the Company on the date shown in Schedule A hereto, to fund variable life insurance policies or variable annuity contracts; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company is authorized to purchase shares of the Funds on behalf of each Account and the Underwriter is authorized to sell such shares to the Company for each such Account;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Adviser and the Underwriter agree as follows:


                                  ARTICLE I.
                      Sale and Redemption of Trust Shares

  1.1 The Trust agrees to sell shares of the Funds listed in Schedule A (as may be amended from time to time) to the Company for its Accounts on each Business Day. The Trust or its designee shall execute purchase orders placed for Fund shares at the net asset value of such shares next computed after receipt of such order by the Trust or its designee. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders; provided that the Company receives the order prior to 4:00 p.m. New York City time and that the Trust receives notice of such order prior to 10:00 a.m. New York City time on the next following Business Day in accordance with the procedures set forth in Schedule B, as may be amended from time to time (the "Procedures"). "Business Day" shall mean any day on which the Trust calculates its net asset value pursuant to its then-current prospectus and the rules of the Securities and Exchange Commission.

  1.2 The Trust, so long as this Agreement is in effect, agrees to make its shares available to the Company indefinitely for purchase at the applicable net asset value per share on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or if such action is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Fund.

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  1.3  The Trust agrees that shares of the Trust will be sold only to:  (i)
Participating Insurance Companies and their separate accounts, (ii) Qualified Plans, and (iii) such other persons permitted under the Internal Revenue Code of 1986, as amended. No shares of any Fund have been or will be sold to the general public.

  1.4 The Trust will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of Article I, Section 2.7 of Article II, Section 3.4 of Article III, and Article V of this Agreement is in effect to govern such sales.

  1.5 The Trust agrees to redeem for cash, on the Company's request, any full or fractional share of a Fund held by the Company in an Account, at the net asset value of such share next computed after receipt by the Trust or its designee of the request for redemption. Subject to and in accordance with applicable laws and the prospectus and statement of additional information of the Trust, and subject to the consent of the Company, the Trust may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of such requests for redemptions; provided that the Company receives the request prior to 4:00 p.m. New York City time and that the Trust receives notice of such request prior to 10:00 a.m. New York City time on the next following Business Day in accordance with the Procedures.

  1.6 The Company agrees that purchases and redemptions of Fund shares shall be made in accordance with the provisions of the then-current prospectus of the Trust and the rules of the Securities and Exchange Commission. The variable life insurance policies and/or variable annuity contracts issued by the Company, under which amounts may be invested in the Trust (the "Contracts"), are listed on Schedule A attached hereto, as may be amended from time to time.

  1.7 The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1.1 hereof and the Procedures. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.12 and 2.13, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

  1.8 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

  1.9 The Trust shall furnish same day notice (by electronic mail, by facsimile transmission or by telephone followed by written confirmation prior to 6:30 p.m. New York City time) to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to

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receive all such income dividends and capital gain distributions in cash. Any such revocation must be in writing. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

  1.10 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated, and the Trust shall use its best efforts to make such net asset value per share available no later than 6:30 p.m. New York City time in accordance with the Procedures.


                                  ARTICLE II.
                        Representations and Warranties

  2.1 The Company represents and warrants that it is an insurance company duly organized and validly existing under the insurance laws and regulations of the State of Indiana (and other laws and regulations of Indiana to the extent applicable to Indiana insurance companies), that each Account is legally and validly established as a separate account under applicable law, that the Company has registered each Account as a unit investment trust under the 1940 Act (unless exempt therefrom), and that the Company will maintain such registration for each Account (unless exempt therefrom) for as long as any Contract under that Account is outstanding.

  2.2 The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state insurance and securities laws and regulations. The Company further represents and warrants that the Contracts are or will be registered under the 1933 Act or are or will be exempt from or not subject to registration thereunder. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law (unless the Contracts and Accounts are exempt from or not subject to the registration requirements of the 1933 Act and the 1940 Act).

  2.3 The Company represents and warrants that each principal underwriter of the Contracts is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD.

  2.4 The Company represents and warrants that the shares held in each Account or division thereof are the only securities held in the Account or division thereof, and that the Company, on behalf of the Account or division thereof, will refrain from substituting another security for such shares unless the Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

  2.5 The Trust and the Underwriter represent and warrant that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, and shall be duly

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authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws. The Trust and the Underwriter represent and warrant that the Trust is and shall remain registered under the 1940 Act. The Trust and the Underwriter represent and warrant that the Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and that it shall register and qualify the shares for sale in accordance with the laws of the various states to the extent required by applicable state law.

  2.6 The Trust and the Adviser represent and warrant that each Fund is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), that they will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision), and that they will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Fund might not so qualify in the future.

  2.7 The Trust and the Adviser represent and warrant that each Fund will at all times invest money from the Contracts in such a manner as to reasonably ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust and the Adviser represent and warrant that the Funds will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

  2.8 The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

  2.9 The Trust represents and warrants that it is lawfully organized and validly existing under the laws of Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

  2.10 The Adviser represents and warrants that it is lawfully organized and validly existing under the laws of Delaware and that it does and will comply in all material respects with the Advisers Act.

  2.11 The Trust and the Adviser represent and warrant that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the Commonwealth of Massachusetts and that its operations are and shall at all times remain in material compliance with the laws of the Commonwealth of Massachusetts to the extent required to perform this Agreement.

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  2.12 The Trust and the Underwriter represent and warrant that the Trustees, officers and employees of the Trust and the Underwriter, and other individuals and entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The Trust and the Underwriter represent and warrant that the blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust and the Underwriter represent and warrant that they will notify the Company in the event such coverage no longer exists.

  2.13 The Company represents and warrants that all of its Trustees, officers, employees, investment advisers, and other individuals and entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage, in an amount not less than $10 million; that the bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company; that the Company shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect; and that the Company shall notify the Trust and the Underwriter in the event that such coverage no longer applies.

  2.14 The Adviser represents and warrants that the asset allocation portfolios described in Section 3.5 of this Agreement do not constitute investment companies under the 1940 Act.

                                 ARTICLE III.
      Prospectuses, Reports to Shareholders and Proxy Statements; Voting

  3.1 The Trust and the Underwriter or their designee shall be responsible for printing and delivering to current Contract owners the Trust's current prospectus (including any supplements) and the current prospectus for the Contracts (including any supplements). The Trust and the Underwriter or their designee shall be responsible for printing and delivering upon request to current Contract owners the statements of additional information ("SAI") (including any supplements) for the Trust and the Contracts. The Company shall provide the Trust or its designee with a camera ready copy of the current prospectus and SAI (including supplements) for the Contracts. If requested by the Trust, in lieu of providing printed camera ready copies, the Company shall provide documents in computer form (PDF files or another form mutually acceptable to the parties). The Company shall use its best efforts to provide the documents to the Trust or its designee at least 15 days prior to the proposed effective date of the document. (For example, the Company will use it best efforts to provide a Contract prospectus dated May 1 on or before April 15.) The Trust or its designee shall bear the costs of printing and delivering the Trust's prospectus and SAI to current Contract owners. The Underwriter or its designee shall bear the cost of printing and delivering to current Contract owners the prospectus and SAI for the Contracts; provided, however, if the Company does not provide a document at least 15 days prior to the

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proposed effective date of the document, and that delay causes the Underwriter or its designee to incur additional printing and delivery costs, such as overtime printing costs, then the Company shall bear these additional costs.

  3.2 The Trust or its designee, at Trust expense, shall print and deliver to current Contract owners copies of Trust proxy materials, shareholder reports and other communications to shareholders.

  3.3 The Company shall use its best efforts to provide to the Trust or its designee with Contract owner names and addresses in usable computer form to permit the Trust or its designee to deliver the documents listed in Sections 3.1 and 3.2 to current Contract owners at reasonable cost and in accordance with applicable laws and regulations. The Company shall provide the names and addresses at least 20 days prior to the proposed mailing date of the document. The Company shall use its best efforts to provide any additional assistance to the Trust or its designee as may be reasonably requested of the Company to facilitate the printing and distribution of the documents listed in Sections 3.1 and 3.2.

  3.4 So long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, the Company shall:

          (i)   solicit voting instructions from Contract owners;


          (ii) vote Trust shares in accordance with instructions received from Contract owners; and

          (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Fund for which instructions have been received.

The Company reserves the right to vote Trust shares held in any Account in its own right to the extent permitted by law. Participating Insurance Companies shall be responsible for ensuring that each of their Accounts calculates voting privileges in a manner consistent with the Mixed and Shared Funding Exemptive Order; provided, however, that the Trust or its designee shall provide each shareholder, including the Company and each Account, with the information necessary for the shareholder meeting, including each Account's respective ownership in each Fund. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

  3.5 The Adviser will provide the Company with percentage allocations for twelve asset allocations portfolios (the "Portfolios") on at least a quarterly basis. The

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Company will rebalance the contract funds and adjust the purchase payment allocation percentages of participating Contract owners in accordance with the percentages provided by the Adviser. The Adviser will provide the percentage allocations at least 15 days in advance of the date on which any rebalancing must be implemented. The Adviser authorizes the Company to use the Portfolios under the Contracts.

                                  ARTICLE IV.
                 Sales Material, Information and Notifications

  4.1 The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust is named, at least ten (10) Business Days prior to use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

  4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust.

  4.3 The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s) or Contracts are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten
(10) Business Days after receipt of such material.

  4.4 The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Accounts or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

  4.5 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy materials, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the sale of Trust shares to the Company and the Accounts, within ten
(10) Business Days after the earlier of the use of such document or the filing of such document with the Securities and Exchange Commission or other regulatory authority.

  4.6 The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy materials, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the investment in shares of the Trust under the Contracts, within ten (10) Business Days after the earlier of the use of such document or the filing of such document with the Securities and Exchange Commission or other regulatory authority.

  4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally
                  ----
available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, disclosure statements, shareholder reports, proxy materials and any other materials constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

  4.8 The Company will give the Trust and the Underwriter 30 days advance written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other new investment company or any other new portfolio of a current investment company.


                                  ARTICLE V.
                              Potential Conflicts

  5.1 The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the owners of Contracts participating in the Accounts and participants of all Qualified Plans investing in the Trust, and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority;
(ii) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of the Trust are being managed; (v) a difference in voting instructions given by variable annuity Contract owners, variable life insurance

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Contract owners, and trustees of the Qualified Plans; (vi) a decision by a
Participating Insurance Company to disregard the voting instructions of Contract owners; or (vii) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants. The Trust shall promptly inform the Company if the Board determines that a material irreconcilable conflict exists and the implications thereof.

  5.2 The Company will report any potential or existing conflicts of which it is aware to the Board. Upon reasonable request, the Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The responsibility to report such information and assist the Board will be carried out with a view only to the interests of Contract owners.

  5.3 If it is determined by a majority of the Board, or a majority of its members who are not "interested persons" of the Trust under the 1940 Act (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (i) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners, life insurance Contract owners, or
       ----
variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account. The responsibility of the Company to take remedial action will be carried out with a view only to the interests of Contract owners.

  5.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided that no charge or penalty will be imposed as a result of such withdrawal.

  5.5 For purposes of this Article V, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust, the Underwriter, the Trust's adviser or any affiliate be required to establish a new funding medium for the Contracts. The Company shall not be required by the Article V to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of Contract owners materially and adversely affected by the material irreconcilable conflict.

  5.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or proposed Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, and Article V of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

  5.7 The Trust hereby notifies the Company that Account prospectus disclosure regarding potential risks of mixed and shared funding may be appropriate.

  5.8 The Company, at least annually, will submit to the Board such reports, materials or data as the Board reasonably may request so that the Board may fully carryout the obligations imposed upon it by the Mixed and Shared Funding Exemptive Order, and such reports, materials and data will be submitted more frequently if deemed appropriate by the Board.


                                  ARTICLE VI.
                                Indemnification

  6.1  Indemnification by the Company
       ------------------------------

  6.1(a) The Company agrees to indemnify and hold harmless the Trust and each member of the Board and each officer and employee of the Trust, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are alleged to be or are determined to be related to the sale, holding or acquisition of shares of a Fund or the Contracts and:

        (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in any registration statement prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

          (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     6.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     6.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.1(d). The Trust and/or the Underwriter will promptly notify the Company of the commencement of any litigation or proceedings against them or their trustees, directors or officers in connection with the issuance or sale of the Trust shares, the Contracts or the operation of the Trust.

     6.2  Indemnification by the Underwriter
          ----------------------------------

     6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements alleged to be or are determined to be related to the sale, holding or acquisition of shares of a Fund or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or the Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust; or

          (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter.

     6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or expenses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     6.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.2(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts, the operation of the Accounts or the Trust.

     6.3  Indemnification by the Adviser
          ------------------------------

     6.3(a). The Adviser agrees to indemnify and hold harmless the Company, and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements alleged to be or determined to be related to the operations of the Trust and:

          (i) arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

     6.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     6.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified

Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.3(d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts, the operation of the Accounts, or the Trust.

     6.4  Indemnification by the Trust
          ----------------------------

     6.4(a). The Trust agrees to indemnify and hold harmless the Company, and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 6.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements alleged to be or determined to be related to the operations of the Trust and:

          (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     6.4(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     6.4(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.4(d). The Company will promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts, the operation of the Accounts, or the Trust.


                    ARTICLE VII.  Applicable Law and Venue

     7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws. Any lawsuit seeking damages under or as a result of this Agreement shall be brought in a court located in the Commonwealth of Pennsylvania.

     7.2. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                          ARTICLE VIII.  Termination

     8.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by three (3) months advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (c) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

     (d) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund falls to meet the diversification requirements specified in Section 2.7 hereof; or

     (e) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (f) termination by the Company by written notice to the Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and investment in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 8.2 shall not apply to any terminations under Article V, and the effect of such Article V terminations shall be governed by Article V of this Agreement.

     8.3 Notwithstanding anything in this Agreement to the contrary, the parties agree that the Trust may terminate and liquidate any Fund at any time the Board determines, in its sole judgment and acting in good faith, that it is not in the interest of shareholders to continue the Fund.

     8.4 The indemnification provisions and representations and warranties shall continue in effect after the termination of this Agreement.

                             ARTICLE IX.  Notices

  9.1 Any notice shall be sufficiently given when sent by registered or certified mail (or through a nationally recognized overnight courier that provides evidence of receipt) to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Company:

          The Lincoln National Life Insurance Company
          1300 South Clinton Street
          Fort Wayne, IN  46802
          Attn:  Jeff Dellinger

     If to the Trust:

          SEI Insurance Products Trust
          One Freedom Valley Drive
          Oaks, Pa. 19456
          Attn:  Secretary

     If to the Adviser:

          SEI Investments Management Corporation
          One Freedom Valley Drive
          Oaks, Pa. 19456
          Attn:  Secretary

     If to Underwriter:

          SEI Investments Distribution Company
          One Freedom Valley Drive
          Oaks, Pa. 19456
          Attn:  Secretary

                                  ARTICLE X.
                                 Miscellaneous

     10.1 The Company and the Underwriter understand and acknowledge that: (i) the Trust is a registered investment company organized under Massachusetts law consisting of separate investment portfolios; (ii) no Fund of the Trust shall have any liability for the obligations of any other Fund of the Trust; (iii) under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the Trust's obligations; and (iv) the Trust's declaration of trust, however, disclaims the shareholder liability set forth in (iii) above, for the Trust's acts or obligations.

     10.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     10.3 Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     10.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.9 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

     10.10 This Agreement may be amended only by written agreement of the parties to the Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


               THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


               By:  /s/ Jeffrey Dellinger
                  -----------------------------------------
                         Jeffrey Dellinger

               Title:   Vice President
                     --------------------------------------
               Print Name:   Jeffrey Dellinger
                           --------------------------------


               SEI INSURANCE PRODUCTS TRUST


               By:  /s/ Christine M. McCullough
                  -----------------------------------------
                    Christine M. McCullough
                    Vice President and Assistant Secretary


               SEI INVESTMENTS MANAGEMENT CORPORATION


               By:  /s/ Robert C. Aller
                  -----------------------------------------
                    Robert C. Aller
                    Vice President


               SEI INVESTMENTS DISTRIBUTION COMPANY


               By:  /s/ Robert C. Aller
                  -----------------------------------------
                    Robert C. Aller
                    Vice President

                                  SCHEDULE A
                                  ----------

                            Participation Agreement
                                     Among
                  The Lincoln National Life Insurance Company
                         SEI Insurance Products Trust
                    SEI Investments Management Corporation
                                      and
                     SEI Investments Distribution Company
                     ------------------------------------

     Shares of the following Funds are available:

     Equity Funds
          SEI VP Large Cap Value Fund
          SEI VP Large Cap Growth Fund
          SEI VP Small Cap Value Fund
          SEI VP Small Cap Growth Fund
          SEI VP International Equity Fund
          SEI VP Emerging Markets Equity Fund
     Fixed Income Funds
          SEI VP Core Fixed Income Fund
          SEI VP High Yield Bond Fund
          SEI VP International Fixed Income Fund
          SEI VP Emerging Markets Debt Fund
          SEI VP Prime Obligation Fund

     Shares of the Funds listed above shall be made available as investments for the following Accounts and Contracts funded by the Accounts:

Name of Account and Date Established by       Form Number and Name of Contract Funded by
Board of Directors:                           Account:
-------------------------------------------------------------------------------------------
Lincoln Life Variable Annuity Account T,      Form 30270, SEI Annuity, Flexible Premium
January 25, 2000                              Deferred Variable Annuity with Benefit
                                              Payment Options (See Reg. No. 333-32402)*
Lincoln Life Variable Annuity Account T,      Form 30260, Flexible Premium Deferred
January 25, 2000                              Annuity, only for use in connection with
                                              initial funding of the Trust by the Company
                                              or its affiliates.

* The Company agrees that it will not add investment options to this Contract (other than Funds of the Trust) without the written consent of the Underwriter.

Dated as of April 5, 2000.

                                  SCHEDULE B
                                  ----------

                            Participation Agreement
                                     Among
                  The Lincoln National Life Insurance Company
                         SEI Insurance Products Trust
                    SEI Investments Management Corporation
                                      and
                     SEI Investments Distribution Company
                     ------------------------------------


                                  PROCEDURES
                                  ----------


     (a) On each day the Funds calculate their net asset value pursuant to the requirements of their then current prospectus and the rules of the Securities and Exchange Commission (each a "Business Day"), the Company may receive Instructions from the Contract owners of Contracts specified in Exhibit A for the purchase or redemption of shares of the Funds based solely upon each Company's receipt of Instructions from Contract owners, prior to the Close of Trading on that Business Day. Instructions in good order received by the Company prior to 4:00 p.m. New York City Time ("NYCT") on any given Business Day, or earlier if the New York Stock Exchange ("Exchange") closes earlier than 4:00 p.m. NYCT on any given Business Day (the "Trade Date") and transmitted to SEI Investments Fund Management or other SEI entity serving as the Funds' transfer agent (the "Transfer Agent") by no later than 10:00 a.m. NYCT on the Business Day following the Trade Date ("Trade Date plus One" or "TD+1"), will be executed at the net asset value ("NAV" or "Share Price") of each applicable Fund, determined as of the Close of Trading on the prior Business Day ("Effective Trade Date"). Money Market activity will be executed at the NAV on TD+1 as an AM trade.

     (b) By no later than 6:30 p.m. NYCT on each Business Day ("Price Communication Time"), SEI Investments Fund Management or other SEI entity serving as fund administrator (the "Administrator") will use its best efforts to communicate to the Company via a mutually agreed upon format, the Share Price of each applicable Fund, as well as dividend and capital gain information determined at the Close of Trading on that Business Day. The Administrator will notify the Company when and if the Administrator does not communicate the required Share Price information by 6:30 p.m. NYCT on any Business Day. It is understood and agreed that, in the context of Section 22 of the 1940 Act and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission ("SEC Staff"), receipt by the Company of any Instructions from the Contract owners in a timely manner shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales for the Contract owners to be deemed to occur at the Share Price for such Business Day.

     (c) As noted in Paragraph (a) above, by 10:00 a.m. NYCT on TD+1 ("Instruction Cutoff Time") and after the Company has processed all approved Contract owner activity, the Company will transmit to the Funds' Transfer Agent, by a method acceptable to the Company and the Funds' Transfer Agent, a report (the "Instruction Report") detailing the Instructions that were received by the Company prior to the Funds' daily determination of Share Price for each Fund (i.e., the Close of Trading) on each Business Day. The Company shall transmit such a report on each Business Day, even if there are no Contract owner instructions to report. If the Transfer Agent does not receive an Instruction Report on any Business Day, it will notify the Company.

          (i) It is understood by the parties that all Instructions from the Contract owners shall be received and processed by the Company in accordance with its standard transaction processing procedures that apply to all investment options offered under the Contract. The Company shall maintain records sufficient to identify the date and time of receipt of all Contract owner transactions involving the Funds and shall make such records available upon reasonable request for examination by the Funds or its designated representative or, at the request of the Funds, by appropriate governmental authorities. Under no circumstances shall the Company change, alter or modify any Instructions received by it in good order.

          (ii) The Instruction Report shall state whether the Instructions received by the Company from the Contract owners by the Close of Trading on such Business Day resulted in the Accounts being a net purchaser or net seller of shares in each of the Funds and shall indicate the net dollar value purchased or net dollar value redeemed by each Account in each of the Funds and the date of the transaction. On Business Days where there are no Instructions in a Fund for an Account or all the Accounts, the Instruction Report will so indicate. Each transmission of Instructions by the Company of a net purchase or redemption Instruction relating to a particular Fund and a Business Day shall constitute a representation and covenant by the Company that such net purchase or redemption Instruction was based on Contract owner transactions received by the Company prior to the Close of Trading (and prior to the time the Share Price for each Fund) was determined on such Business Day, and that each net purchase or redemption Instruction included all such Contract owner transactions so received by the Company. All Instructions will be communicated in U.S. dollars.

     (d) As set forth below, upon the timely receipt from the Company of the Instruction Report, the Funds will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Effective Trade Date.

          (i) Except as otherwise provided herein, all purchase and redemption transactions will settle on TD+1. Settlements will be through net Federal Wire transfers between the Company and a custodial account designated by the Funds. In the case of Instructions which constitute a net purchase order, settlement shall occur by the Company initiating a wire transfer to the custodian for the Funds for receipt by the Funds' custodian by no later than the Close of Business at the New York Federal Reserve Bank on TD+1, causing the remittance of the requisite Funds to cover such net purchase order. In the case of Instructions which constitute a net redemption order, settlement shall occur by the Funds' Transfer Agent instructing the Funds' custodian to initiate a wire transfer from the Funds' custodial accounts to the Company's custodial account for its receipt by no later than the Close of Business at the New York Federal Reserve Bank on the TD+1, causing the remittance of the requisite Funds to cover such net redemption order. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original TD+1 Settlement Date will not apply. Rather, for purposes of this Paragraph only, the Settlement Date will be the date on which the Instruction settles. The Funds reserves the right to (i) delay settlement of redemptions for up to five (5) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall be in U.S. dollars.

          (ii) The Trust will verify, for each Fund, the NAV, the total dollar amount of transactions, and the number of shares transacted listed on the Instruction Report. The Trust will contact the Company on or before 1:00 p.m. New York City time on TD+1 if any of the information to be verified is incorrect. The Trust will give the Company access to its system to verify its transactions. This process will be reviewed periodically by both parties to make sure that the needs of both the Trust and the Company are being met.

     (e) In the event of any error or delay with respect to the Procedures outlined in Schedule B herein: (i) which is caused by the Funds, the Funds' Transfer Agent or the adviser, the Funds or its agents (as appropriate) shall make any adjustments on the Funds' accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the Company for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages; or (ii) which is caused by the Company or by any Contract owner, the Funds or its agent shall make any adjustment on the Funds' accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by the Company for any losses or reasonable costs incurred directly as a result of the error or delay (or the Company shall make any adjustments on its recordkeeping system, if appropriate), but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds' accounting system, the Company shall make the corresponding adjustments on its internal recordkeeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. The portion of any loss or cost for which the Funds is responsible may be adjusted between the Funds and its agents in accordance with the agreement between the Funds and such agent whereby the agency is created. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses. The Trust agrees to make any determination as to whether a material error in a Share Price has occurred and, if so, whether and how to correct such error in accordance with industry standards and the rules of the Securities and Exchange Commission.

Dated as of April 5, 2000.